UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011 (March 10, 2011)

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8-K/A to amend the Report on Form 8-K filed by inContact, Inc. on March 10, 2011, for the purpose of correcting typographical errors made in Exhibit 99.1. Changes were made to the basic and diluted net loss per share and the basic and diluted weighted average shares outstanding for the quarter ended December 31, 2010 on the Consolidated Statements of Operations in Exhibit 99.1. The basic and diluted weighted average shares outstanding was changed to 35,713 and the basic and diluted net loss per common share was changed to $(0.03) for the quarter ended December 31, 2010. Furthermore, in the Net Income discussion, the net loss per share for the quarter ended December 31, 2010 was changed to ($0.03) per share. No other changes have been made to the Form 8-K filed by inContact, Inc. on March 10, 2011.

Item 2.02	Results of Operations and Financial Condition

On March 10, 2011, inContact, Inc. issued a press release entitled “inContact Reports Fourth Quarter and Full Year 2010 Financial Results,” reporting balance sheet information as of December 31, 2010, and results of operations for the year ended December 31, 2010. A copy of the press release is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibits

Attached to this report as Exhibit 99.1 is the release entitled “inContact Reports Fourth Quarter and Full Year 2010 Financial Results,” dated March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: March 11, 2011	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer